EXHIBIT 10.1

CITIZENS FINANCIAL SERVICES, INC.
 2016 EQUITY INCENTIVE PLAN
 (As Approved by Shareholders on April 19, 2016)

CITIZENS FINANCIAL SERVICES, INC.
 2016 EQUITY INCENTIVE PLAN

ARTICLE 1.  PURPOSE OF THE PLAN; TYPES OF AWARDS
1.1  Purpose.  The Citizens Financial Services, Inc. 2016 Equity Incentive Plan is intended to provide selected employees and non‑employee directors of Citizens Financial Services, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation.  The Plan is designed to help the Corporation attract, retain and motivate employees and non‑employee directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries.  Awards will be granted under the Plan based, among other things, on a participant's level of responsibility and performance.
1.2  Authorized Plan Awards.  The Corporation may grant Stock Awards and Restricted Stock Awards within the limitations of the Plan herein described.
ARTICLE 2.  DEFINITIONS
2.1  "Agreement."  A written or electronic agreement between the Corporation and a Participant evidencing the grant of a Restricted Stock Award.  A Participant may be issued one or more Agreements from time to time, reflecting one or more Restricted Stock Awards.
2.2  "Awards."  A Stock Award or a Restricted Stock Award, as the context reasonably shall require.
2.3  "Board."  The Board of Directors of the Corporation.
2.4  "Change in Control."  Except as otherwise provided in an Agreement, the first to occur of any of the following events:
(a)  any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (d);
(b)  there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;
(c)  a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

(d)  the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:
(i)  under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;
(ii)  under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and
(iii)  based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;
(e)  a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or
(f)  during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two‑thirds of the directors then still in office who were directors at the beginning of the period.
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a).  In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.5  "Code."  The Internal Revenue Code of 1986, as amended.
2.6  "Code of Conduct."  The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation's employee handbook.  The Code of Conduct may be amended and updated at any time.  The term "Code of Conduct" shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.
2.7  "Committee."  The Human Resource Committee of the Board.
2.8  "Common Stock."  The common stock of the Corporation (par value $1.00 per share) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.
2.9  "Corporation."  Citizens Financial Services, Inc., a Pennsylvania corporation.
2,10  "Employee."  Any common law employee of the Corporation or a Subsidiary.  An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation's or a Subsidiary's payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.
2.11  "Exchange Act."  The Securities Exchange Act of 1934, as amended.
2.12  "Non-Employee Director" means a member of the Board or a member of the board of directors of a Subsidiary who is not a common-law employee of the Corporation or a Subsidiary.
2.13  "Participant."  An Employee or Non‑Employee Director to whom a Restricted Stock Award has been awarded and remains outstanding.
2.14  "Performance Criteria."  Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives.  Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.15  "Performance Goal."  One or more goals established by the Committee, with respect to a Restricted Stock Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria.  A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.
2.16  "Performance Grant."  A Restricted Stock Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.
2.17  "Plan."  The Citizens Financial Services, Inc. 2016 Equity Incentive Plan.
2.18  "Restricted Stock Award."  An Award of Common Stock pursuant to the provisions of Article 7, which Award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.
2.19  "Retirement."  The termination of a Participant's employment or service as a Non-Employee Director following the first day of the month coincident with or next following attainment of age 70, or attainment of age 55 and the completion of five (5) years' service.
2.20  "Securities Act."  The Securities Act of 1933, as amended.
2.21  "Stock Award" means an Award of Common Stock granted to a Participant pursuant to Article 6 that is not subject to any restrictions or other conditions.
2.22  "Subsidiary."  A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the Corporation.
2.23  "Termination or Dismissal For Cause."  Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:
(a)  any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or service as a Non-Employee Director or relieve him or her of his or her duties;
(b)  such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;
(c)  a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee's receipt of written notice of such instructions, other than a failure resulting from the Employee's incapacity because of physical or mental illness;

(d)  a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee or Non-Employee Director being "disabled" (as defined in the Corporation's group long term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or
(e)  a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation's Code of Conduct.
For purposes of the Plan, no act, or failure to act, on an Employee's or Non-Employee Director's part shall be deemed "willful" unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee's or Non-Employee Director's action or omission was in the best interest of the Corporation or a Subsidiary.
ARTICLE 3.  ADMINISTRATION
3.1  The Committee.  The Plan shall be administered by the Committee, which Committee shall be composed of two or more members of the Board, all of whom are (a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m).  The Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, however caused, shall be filled by the Board.
3.2  Powers of the Committee.
(a)  The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, subject to the review and approval by a majority of the disinterested members of the Board.  Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, subject to the review and approval by a majority of the disinterested members of the Board.
(b)  Subject to the terms, provisions, and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i)  determine and select the Employees and Non‑Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);
(ii)  determine the number of shares subject to each Award;
(iii)  determine the date or dates when the Awards will be granted;
(iv)  determine whether Awards are to consist of Stock Awards or Restricted Stock Awards;
(v)  determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to a Restricted Stock Award; and
(vi)  prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Restricted Stock Awards granted under the Plan.
3.3  Liability.  No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.
3.4  Establishment and Certification of Performance Goals.  The Committee shall establish, prior to grant, Performance Goals with respect to each Restricted Stock Award intended to constitute a Performance Grant.  Except as may otherwise be provided in Article 7 hereof, no share of Common Stock subject to a Restricted Stock Award that is intended to constitute a Performance Grant shall be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.
3.5  No Waiver of Performance Goals.  The Committee or the Board shall not waive any Performance Goal or Goals with respect to the grant of any Restricted Stock Award hereunder.
3.6  Performance Grants Not Mandatory.  Nothing herein shall be construed as requiring that any Restricted Stock Award be made a Performance Grant.
ARTICLE 4.  COMMON STOCK SUBJECT TO THE PLAN
4.1  Common Stock Authorized. The initial total aggregate number of shares of Common Stock subject to Awards under this Plan shall not exceed 150,000.  The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 8.
4.2  Shares Available.  The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market.  In the event that any outstanding Restricted Stock Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to a Restricted Stock Award under the Plan.

ARTICLE 5.  ELIGIBILITY
5.1  Participation.  Awards shall be granted by the Committee only to persons who are Employees and Non‑Employee Directors.
ARTICLE 6.  STOCK AWARDS
6.1  General.  The Committee may grant Stock Awards to Participants without restrictions or other conditions.
6.2  Awards and Certificates.  Shares of Common Stock awarded pursuant to a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Corporation.
ARTICLE 7.  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS
7.1  In General.  Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Restricted Stock Award.  Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.
7.2  Minimum Vesting Period for Certain Restricted Stock Awards.  Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date of the Restricted Stock Award (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals), provided, however, that Restricted Stock Awards may be made, in the discretion of a majority of the disinterested members of the Board, to a Non-Employee Director without any such continuous service requirement; (ii) unless otherwise provided in an Agreement, a Change in Control occurs; or (iii) unless otherwise provided in an Agreement, the Participant's death, being "disabled" (as defined in the Corporation's group long term disability policy), or Retirement.
7.3  Waiver of Vesting Period for Certain Restricted Stock Awards.  In the event that a Participant's employment or service as a Non‑Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant.  Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant's termination of employment or service as a Non‑Employee Director.

7.4  Awards and Certificates.  Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Corporation showing the applicable restrictions, if any.  Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Corporation until the restrictions are no longer in effect.  Within 30 days after the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.
7.5  Stock Powers.  At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.
7.6  Forfeiture of Restricted Stock Awards.  In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant's termination of employment or termination of service as a Non‑Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.
7.7  Assignment, Transfer, Etc. of Restricted Stock Rights.  The potential rights of a Participant to shares of Common Stock subject to a Restricted Stock Award may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.
ARTICLE 8.  ADJUSTMENT PROVISIONS
8.1  Share Adjustments.
(a)  In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Restricted Stock Awards, (ii) the shares of Common Stock then subject to outstanding Restricted Stock Awards, (iii) the nature and terms of the shares of stock or securities subject to Restricted Stock Awards hereunder shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.
(b)  If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Restricted Stock Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c)  The grant of a Restricted Stock Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.
8.2  Corporate Changes.  A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Restricted Stock Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Restricted Stock Award or substitute its own awards.
8.3  Fractional Shares.  Fractional shares resulting from any adjustment in Restricted Stock Awards pursuant to this Article may be settled as the Committee shall determine.
8.4  Binding Determination.  To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive.  Notice of any adjustment shall be given by the Corporation to each holder of a Restricted Stock Award which shall have been so adjusted.
ARTICLE 9.  GENERAL PROVISIONS
9.1  Effective Date.  The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.
9.2  Termination of the Plan.  Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.
9.3  Limitation on Termination, Amendment or Modification.
(a)  The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:
(i)  increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 8.1);
(ii)  changes the class of eligible Participants; or
(iii)  otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b)  No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.
9.4  Rights as a Shareholder.  A Participant shall be entitled to the rights of a shareholder to vote and to receive dividends and other distributions payable after the date of an Award with respect to Restricted Stock Award shares.
9.5  No Right to Grant of Award or Continued Employment or Service.  Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee or Non‑Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment or service at any time and for any reason.
9.6  No Obligation.  No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.
9.7  Withholding Taxes.
(a)  Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes at such time as withholding is required by law.
(b)  With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld.  An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.
9.8  No Elective Deferral of Payment.
No Participant has the right under the terms of this Plan to elect to defer the receipt of all or any portion of Awards to such Participant.  It is the Company's intent that the Plan, and each Award granted under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A.  Furthermore, Awards that have been made subject to restrictions and other conditions shall be paid out as soon as practicable once all restrictions and other conditions have been satisfied or lapsed, and in any event shall be paid no later than the 15th day of the third month following the end of the calendar year in which all Performance Goals restrictions and other conditions are satisfied.

9.9  Compliance with Government Regulations.
Notwithstanding that the Plan, and each Award issued pursuant to the Plan, is intended to be exempted from the requirements Code Section 409A imposes on nonqualified deferred compensation plans, in the event that any Award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such Award to a key employee of the Corporation or a Subsidiary, as defined in Code Section 416(i) without regard to paragraph (5) thereof, being made on account of the key employee's separation from service with the Corporation or a Subsidiary shall be deferred to a date that is six months after the separation from service.
9.10  Listing and Registration of Shares.
(a)  No Common Stock share certificate shall be delivered, or book entry registration made, if at any relevant time the Committee determines in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(b)  If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution.  The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:
'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'
9.11  Disinterested Director.  For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.
9.12  Gender; Number.  Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires.  Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

9.13  Applicable Law.  Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.
9.14  Headings.  The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.
9.15  Clawback.  This Plan and Awards made hereunder shall be subject to any "claw-back" policy of the Corporation, whether adopted prior or subsequent to the date of this Plan.